EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of UFood Restaurant Group, Inc. on Amendment No. 1  to Form S-1 of our report dated March 18, 2011, except for Note 15 which is May 18, 2011, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Westborough, Massachusetts
September 27, 2011